UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported:    July 6, 2009

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2009, our Board of Directors approved an increase in the size of our whole Board of Directors to six persons and elected Pasquale Scaturro to serve as a member of our Board of Directors to fill the vacancy created by the increase in the size of the whole Board of Directors.  Our Board of Directors has not determined the committees of the Board of Directors, if any, to which Mr. Scaturro will be appointed.  Upon such determination, we will file an amendment to the Current Report on Form 8-K disclosing such information.  In addition, in connection with his appointment to the Board of Directors, Mr. Scaturro will receive 7,500 options per quarter with a two year term and with an exercise price equal to closing price of our common stock on the close of the previous day of the stock option award.  Mr. Scaturro will also receive $8,000 per quarter payable in common stock.  The Company may opt to pay this in cash at anytime.

Mr. Scaturro, age 55, has been the owner of Exploration Specialists Inc. since 1992.  At Exploration Specialists Inc., Mr. Scaturro specializes in all facets of project development, organization and management in international and domestic oil and gas exploration and development.  In addition to his role at Exploration Specialists Inc., Mr. Scaturro also serves as a geophysicist and geologist at Knowledge-Reservoir, LLC.  Mr. Scaturro has also served as the Chief Geophysicist at Tricon Geophysics from 1994 to 2002 and was the President of Z-Byte Data Services, Inc. from 1988 to 1992.

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated July 8, 2009, announcing Pasquale Scaturro appointment to the board of directors

THE INFORMATION CONTAINED IN THIS CURRENT REPORT, INCLUDING THE EXHIBIT ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	July 8, 2009	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated July 8, 2009, announcing Pasquale Scaturro appointment to the board of directors